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                                                                    Exhibit 4.8

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 30th day of January, 1997, among ROM TECH, INC., a Pennsylvania corporation with an address of 2000 Cabot Boulevard, Suite 110, Langhorne, Pennsylvania 19047 (the "Company"), and Odyssey Capital Group, L.P. (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Investor has agreed to purchase from the Company (i) 100,000 shares of Class Two Convertible Preferred Stock (the "Preferred Stock"), which Preferred Stock is convertible into shares of Common Stock, without par value, of the Company (the "Common Stock"), and (ii) 28,000 warrants (the "Warrants") to purchase shares of the Common Stock; and

         WHEREAS, the Company has agreed to enter into this Registration Rights Agreement with the Investor as a condition to the purchase of the Preferred Stock and the Warrants.

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Holder" shall mean any person holding Registrable Securities or any permitted assignee in accordance with Section 8 hereof.

                  (b) "Registrable Securities" shall mean (i) the shares of the Common Stock acquired by the Investor upon conversion of the Preferred Stock and upon exercise of the Warrants, and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, shares of the Common Stock described in clause (i) above.

         2. Restricted Nature of the Common Stock. The Investor hereby acknowledges that the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants is subject to the following:

                  (a) The Investor may not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants (or solicit any offers to purchase or otherwise acquire or take a pledge of such Common Stock), except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder and (ii) an effective registration statement or qualification under applicable "Blue Sky" state securities laws (the "Blue Sky Laws"), or unless such Investor shall have delivered to the Company an opinion of counsel,

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which opinion of counsel shall be satisfactory to the Company, to the effect that no registration statement or qualification is required because of the availability of exemptions from registration and/or qualification under the Securities Act or Blue Sky Laws;

                  (b) The Investor understands that, although the Company will use its best efforts to cause the Registration Statement (as defined in Section 3 below) to become effective in accordance with such provisions, (i) the offer and sale of such Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants has not been registered under the Securities Act or registered or qualified under any Blue Sky Laws as of the date hereof and will not be registered or qualified under the Securities Act or any Blue Sky Laws on the closing date of the purchase of the Preferred Stock and Warrants (the "Effective Time"), (ii) each Investor must continue to bear the economic risk of the investment in his or her shares of the Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants until the offer and sale of such Common Stock is subsequently registered and/or qualified under the Securities Act and any applicable Blue Sky Laws pursuant to this Agreement or an exemption from such registration and/or qualification is available, (iii) when and if such Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants may be disposed of without registration in reliance upon Rule 144 under the Securities Act ("Rule 144"), the offer and sale of such Common Stock may not qualify under Rule 144 since dispositions under such Rule can be made only in limited amounts in accordance with the terms and conditions of such Rule, (iv) if the exemption afforded by Rule 144 is not available, public offer or sale of the Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants without registration will require the availability of another exemption under the Securities Act, (v) a restrictive legend in substantially the form hereinafter set forth shall be placed upon such Common Stock, and (vi) a notation shall be made in the appropriate records of the Company indicating that such Common Stock is subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the transfer agent of the Company with respect to such Common Stock;

                  (c) If such Common Stock is disposed of in accordance with Rule 144, such Investor shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such disposition;

                  (d) The Investor has been furnished with a copy of the Company's Offering Materials, dated November 13, 1996, to which is attached, among other things, the Company's Form 10-KSB for the year ended June 30, 1996 and Form 10-QSB for the fiscal quarter ended September 30, 1996, each as filed with the Securities and Exchange Commission (the "SEC"); and

                  (e) The Investor understands that such Common Stock shall bear a legend in substantially the following form:


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                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL , IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, OR OTHER TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

         3.       Registration.

                  (a) Within six months after the Effective Time, the Company shall file with the SEC under the Securities Act, on Form S-3 or other appropriate or necessary form, a registration statement under Section 5 of the Securities Act (together with the documents incorporated by reference therein, the "Registration Statement") for an offering to be made on a continuous or delayed basis covering the Registrable Securities held by the Holder; provided, however, that the Company may defer making such filing for a reasonable period after the Effective Time (but not in excess of 90 days) if in the good faith judgment of the Company's Board of Directors such filing would, at such time,
(a) require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, (b) require the providing of information required by the SEC that at such time the Company would be unable to provide, or (c) adversely affect active negotiations or planning for a proposed or pending merger or acquisition.

                  (b) At such time as it shall file the Registration Statement, the Company agrees to use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the Blue Sky Laws of such jurisdictions, not to exceed ten in number, as shall be reasonably requested by the Holder in writing to permit the Holder to sell or otherwise to dispose of any and all Registrable Securities in such states, provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified.

                  (c) The Company agrees to use its best efforts to cause the Registration Statement and all such state filings to become effective and to remain effective until the earlier of (A) the date when all Registrable Securities covered by the Registration Statement have been sold or (B) two years after the Effective Time if the Registration Statement is filed pursuant to Rule 415 of the Act (or any similar rule that may be adopted by the SEC).

                  (d) The Holder undertakes to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act and the SEC, to obtain any desired acceleration of the effective

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date of such Registration Statement and to comply with all requirements of applicable Blue Sky Laws or other administrative agency of any state of the United States.

                  (e) The Company agrees to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the period referred to in Section 3(c) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the SEC.

                  (f) The Company agrees to furnish to the selling Holder such numbers of copies of the Registration Statement, each amendment thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (g) The Company shall promptly notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (h) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holder shall furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities and execute such documents regarding the sale of the Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  (i) Each selling Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) hereof, such Holder will discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 3(g) or 5 hereof, as the case may be, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, or in the event of the suspension of the Company's obligations as described in Section 5 hereof, the time periods mentioned in Section 3(c) hereof shall be extended by the number of days during the period from and including

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the date of the giving of such notice pursuant to Section 3(g) or 5 hereof, as the case may be, to and including the date when each selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(g) or 5 hereof, as the case may be, or the Advice.

         4. Expenses. The Company shall pay all expenses incurred by the Company in connection with the preparation, filing and execution of the Registration Statement referred to in Section 3; provided, however, that the Company shall not be obligated to pay any underwriting or brokerage commissions, discounts or fees relating to any sale of the Registrable Securities or the fees and expenses of any counsel to the selling Holder.

         5. Notice of Proposed Sale. If the Registrable Securities have been registered pursuant to Rule 415, then if the Holder desires to sell or otherwise transfer any of such Holder's Registrable Securities pursuant to the Registration Statement, such Holder shall notify the Company of such Holder's intention to do so by written notice received by the Company at least two (2) business days prior to such sale or transfer. Such Holder may effect a sale or transfer within 20 days after the delivery of such notice unless the Company shall have provided notice to such Holder pursuant to Section 3(g).

         6. Reports. From and after the Effective Time and for so long as necessary in order to permit the undersigned Investor to sell the Common Stock pursuant to Rule 144 under the Securities Act, to the extent applicable, the Company will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange "Act"), referred to in paragraph (c) (1) of Rule 144 under the Securities Act (or, if applicable, will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c) (2) of Rule 144), in order to permit the undersigned Investor to sell, pursuant to the applicable provisions of Rule 144, the Common Stock.

         7. Eligibility for Form S-3. The Company represents and warrants that as of the date hereof, the Company meets the conditions for use of Form S-3 for the registration of the Registrable Securities to be offered for the account of the Investor.

         8. Transfer of Registration Rights. The rights to cause the Company to use its best efforts to register the Registrable Securities hereunder may be assigned by gift or inheritance to a relative of a Holder (or his/her spouse) or to a trust established by a Holder or his/her spouse; provided, that the Company shall be entitled to written notice within ten (10) days after any such transfer.

         9. Indemnification. In connection with any registration of securities under this Agreement, the Company hereby agrees to indemnify the selling Holder and each underwriter, if any, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact

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required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by such selling Holder or, as the case may be, any underwriter, expressly for use therein, and the Company, each officer, director and controlling person of the Company and each underwriter, if any, for the Company shall be indemnified by each selling Holder for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company or the underwriter by such selling Holder for any such use.

                  Promptly upon receipt by a party indemnified under this
Section 9 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this
Section 9. In the case that notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be obligated to participate in and, jointly with any other indemnifying party similarly notified, shall assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent, such consent not to be unreasonably withheld.

         10. Contribution. If the indemnification provided for in section 9 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the selling Holder from the registration of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the selling Holder in connection with the statements or omission which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or the selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the selling Holder agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which

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does not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         11. Amendment of Registration Rights. This Agreement may be amended only with the written consent of the Company and of the Holder of the Registrable Securities.

         12. Notices. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight express, telegram, telex or facsimile addressed (a) if to a Investor, at Investor's address set forth on Exhibit A, or at such other address as Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address set forth the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holder. Each notice, demand, request, or communication that shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation unless if mailed, in which case on the third business day after the mailing thereof.

         13. Captions and Headings. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         14. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

         15. Governing Law. This Agreement is made pursuant to and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         16. Severability. If any provision of this Agreement or any portion thereof is finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement. Every other provision, and any portion of such an invalidated provision that is not invalidated by such a determination, shall remain in full force and effect.

         17. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no

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restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                    ROM TECH, INC.

                                    By: ________________________________

                                    Name: _____________________________

                                    Title:_____________________________


                                    ODYSSEY CAPITAL GROUP, L.P.

                                    By: Odyssey Capital Group, Inc.,
                                             Corporate General Partner


                                    By:__________________________________
                                             John P. Kirwin, III

                                    Title:_________________________________




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